Exhibit 99.3

LinkedIn:

Johnson & Johnson has entered into an agreement to acquire Momenta Pharmaceuticals, a company that discovers and develops novel therapies for immune-mediated diseases. Bringing our two companies together provides a unique opportunity to drive sustained growth through leadership in the novel autoantibody-driven disease area and most importantly, to impact patient care both within and beyond our current focus areas. Click here for key information: https://bit.ly/2YgOmpp

Johnson & Johnson has entered into an agreement to acquire Momenta Pharmaceuticals, a company that discovers and develops novel therapies for immune-mediated diseases. Bringing our two companies together provides a unique opportunity to drive sustained growth through leadership in the novel autoantibody-driven disease area and most importantly, to impact patient care both within and beyond our current focus areas. Click here for key information: https://bit.ly/2YgOmpp Jennifer Taubert Worldwide Chairman Pharmaceuticals Johnson & Johnson

Exciting news for #MyCompany and for patients! Johnson & Johnson to acquire Momenta Pharmaceuticals, a talented team with deep scientific expertise. Together, we’ll broaden Janssen’s leadership in immune-mediated diseases by expanding into autoantibody-driven conditions — providing a major catalyst for sustained growth and, most importantly, an opportunity to improve the lives of patients! #MyCompany #pipelineinapathway Click for key information: https://bit.ly/2YgOmpp to acquire Momenta Pharmaceuticals

Mathai Mammen I’m pleased to announce we have entered into a definitive agreement to acquire @Momenta Pharmaceuticals. Nipocalimab is an exciting clinical stage FcRn antagonist that has broad potential across autoantibody driven autoimmune diseases. Patients with these often deadly diseases, including Myasthenia Gravis, warm Autoimmune Hemolytic Anemia (wAIHA), and Hemolytic Diseases of the Fetus and Newborn (HDFN), have very few options. Momenta’s pipeline is focused on multiple mechanisms hypothesized to be active in autoantibody mediated pathophysiology. The Momenta pipeline expands and complements the current Janssen portfolio. Combining Momenta’s discoveries with our own 20-year heritage in immunology, global scope and scientific and medical expertise, this agreement presents a real opportunity to create an entire pipeline in a pathway. #MyCompany #pipelineinapathway #jnj

Twitter:

Johnson & Johnson $ @JNJNews 3h #JNJ has entered into an agreement to acquire @momentapharma, providing @JanssenGlobal opportunity to drive growth in the novel autoantibody-driven disease area & improve health outcomes for patients currently underserved. Click here for key information: bit.ly/2YgOmpp “Momenta’s talented people, pipeline and deep expertise will broaden Janssen’s leadership in autoimmune diseases, providing a major catalyst for sustained growth and the potential to advance patient care through transformational medical innovation.” Jennifer Taubert Worldwide Chairman Pharmaceuticals Johnson & Johnson

Janssen Global @JanssenGlobal 3h .@JNJNews to acquire @MomentaPharma, a company that discovers & develops novel therapies for immune-mediated diseases. Click for key information bit..y/2YgOmpp #pipelineinapathwayThe agreement to acquire Momenta Pharmaceuticals allows us to treat patients with auto-antibody driven autoimmune diseases. Momenta’s Cambridge, MA presence also allows us to expand our footprint in this important fountainhead of innovation.” Mathai Mammen, M.D., Ph.D. Global Head. Research ft Development. Janseen Companies of Johnson & Johnson

Facebook:

Johnson & Johnson has entered into an agreement to acquire Momenta Pharmaceuticals, Inc., a company that discovers and develops novel therapies for immune-mediated diseases. Bringing our two companies together provides a unique opportunity to drive sustained growth through leadership in the novel autoantibody-driven disease area and most importantly, to impact patient care both within and beyond our current focus areas. Click here for key information: https://bit.ly/2YgOmpp “Momenta’s talented people, pipeline and deep expertise will broaden Janssen’s leadership in autoimmune diseases, providing a major catalyst for sustained growth and the potential to advance patient care through transformational medical innovation.” Jennifer Taubert Worldwide Chairman Pharmaceuticals Johnson & Johnson

Cautions Concerning Forward-Looking Statements

This communication contains “forward-looking statements” regarding the potential acquisition of Momenta Pharmaceuticals, Inc. The reader is cautioned not to rely on these forward-looking statements. These statements are based on current expectations of future events. If underlying assumptions prove inaccurate or known or unknown risks or uncertainties materialize, actual results could vary materially from the expectations and projections of Johnson & Johnson. Risks and uncertainties include, but are not limited to: the risk that the closing conditions for the acquisition will not be satisfied, including the risk that clearance under the Hart-Scott-Rodino Antitrust Improvements Act will not be obtained; uncertainty as to the percentage of Momenta stockholders that will support the proposed transaction and tender their shares in the offer; the possibility that the transaction will not be completed in the expected timeframe or at all; potential adverse effects to the businesses of Johnson & Johnson or Momenta during the pendency of the transaction, such as employee departures or distraction of management from business operations;

the risk of stockholder litigation relating to the transaction, including resulting expense or delay; the potential that the expected benefits and opportunities of the acquisition, if completed, may not be realized or may take longer to realize than expected; challenges inherent in new product research and development, especially at an early stage of the development program, including uncertainty of clinical success and obtaining regulatory approvals; uncertainty of commercial success for new products; manufacturing difficulties and delays; product efficacy or safety concerns resulting in product recalls or regulatory action; economic conditions, including currency exchange and interest rate fluctuations; the risks associated with global operations, including the impact of global public health crises and pandemics, such as the outbreak of the coronavirus (COVID-19), on Johnson & Johnson or Momenta and their customers and suppliers, including foreign governments in countries in which Johnson & Johnson or Momenta operates; competition, including technological advances, new products and patents attained by competitors; challenges to patents; changes to applicable laws and regulations, including tax laws and global health care reforms; adverse litigation or government action; changes in behavior and spending patterns or financial distress of purchasers of health care products and services; and trends toward health care cost containment. In addition, if and when the transaction is consummated, there will be risks and uncertainties related to the ability of the Johnson & Johnson family of companies to successfully integrate the products and employees/operations and clinical work of Momenta, as well as the ability to ensure continued performance or market growth of Momenta’s products. A further list and descriptions of these risks, uncertainties and other factors can be found in Johnson & Johnson’s Annual Report on Form 10-K for the fiscal year ended December 29, 2019, including in the sections captioned “Cautionary Note Regarding Forward-Looking Statements” and “Item 1A. Risk Factors,” and in the company’s most recently filed Quarterly Report on Form 10-Q, and the company’s subsequent filings with the Securities and Exchange Commission. Copies of these filings are available online at www.sec.gov, www.jnj.com or on request from Johnson & Johnson. Johnson & Johnson does not undertake to update any forward-looking statement as a result of new information or future events or developments.

Additional Information

The tender offer described in this communication has not yet commenced, and this communication is neither an offer to purchase nor a solicitation of an offer to sell securities. At the time the tender offer is commenced, Johnson & Johnson will cause Merger Sub to file a tender offer statement on Schedule TO with the U.S. Securities and Exchange Commission (SEC). Investors and Momenta Pharmaceuticals, Inc. security holders are strongly advised to read the tender offer statement (including an offer to purchase, letter of transmittal and related tender offer documents) that will be filed by Johnson & Johnson with the SEC and the related solicitation/recommendation statement on Schedule 14D-9 that will be filed by Momenta Pharmaceuticals, Inc. with the SEC, when they become available, because they will contain important information. These documents will be available at no charge on the SEC’s website at www.sec.gov. In addition, a copy of the offer to purchase, letter of transmittal and certain other related tender offer documents (once they become available) may be obtained free of charge by directing a request to Johnson & Johnson, Office of the Corporate Secretary, One Johnson & Johnson Plaza, New Brunswick, NJ 08933, Attn: Corporate Secretary’s Office. A copy of the solicitation/recommendation statement on Schedule 14D-9 (once it becomes available) also may be obtained free of charge from Momenta under the “Investors & News” section of Momenta’s website at https://www.momentapharma.com/home/default.aspx.